Exhibit 8.2

Form of Exhibit 8.2

[                    ], 2022

Decarbonization Plus Acquisition Corporation IV

2744 Sand Hill Road, Suite 100

Menlo Park, California 94025

Re: Exhibit 8.2 Tax Opinion

Ladies and Gentlemen:

We have acted as Canadian counsel to Decarbonization Plus Acquisition Corporation IV, a Cayman Islands exempted company (“DCRD”), in connection with (i) the series of planned transactions (the “Business Combination”) to be undertaken pursuant to the Business Combination Agreement, dated as of September 25, 2022 (as amended and supplemented through the date hereof and including the exhibits thereto, the “Business Combination Agreement”), by and among DCRD, Hammerhead Resources Inc., an Alberta corporation (“Hammerhead”), Hammerhead Energy Inc., an Alberta corporation (“New SPAC”), and 2453729 Alberta ULC, an Alberta unlimited liability corporation (“AmalCo”), and (ii) the preparation of the related registration statement on Form F-4 (File No. 333-[•]) initially filed by New SPAC with the Securities and Exchange Commission, including the combined proxy statement/prospectus forming a part thereof (as amended through the date hereof, the “Registration Statement”). In connection with the Registration Statement, you have requested our opinion as to certain Canadian federal income tax matters set forth in the section entitled “Material Canadian Tax Considerations” (the “Canadian Tax Disclosure”).

In providing our opinion, we have examined the Business Combination Agreement, the Registration Statement, the Plan of Arrangement attached as an exhibit to the Business Combination Agreement, and such other documents, records, and papers as we have deemed necessary or appropriate to give the opinion set forth herein. Further, in providing our opinion, we have made certain reasonable assumptions (without any independent investigation or review thereof), including that:

(i)

the Business Combination will be consummated in accordance with the provisions of the Business Combination Agreement and the other agreements referred to therein and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Business Combination will have effect under applicable corporate law as described in the Business Combination Agreement and the other agreements referred to therein;

(ii)

all of the information, facts, statements, representations, covenants, and assumptions set forth in the Business Combination Agreement, the Registration Statement, the other agreements entered into in connection with the Business Combination Agreement and the Registration Statement and other documents referenced therein, the registration statement filed in connection with DCRD’s initial public offering, and DCRD’s other public filings (collectively, the “Documents”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Business Combination, and no actions have been taken or will be taken that are inconsistent with the factual statements, descriptions, or representations therein or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the Business Combination;

(iii)

any representations and statements made in any of the Documents qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Business Combination, in each case, without such qualification;

(iv)

the Documents represent the entire understanding of the parties with respect to the Business Combination, there are no other written or oral agreements regarding the Business Combination other than the Business Combination Agreement and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified;

(v)

all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic; all documents, records, and papers submitted to us as copies conform to the originals; all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us; and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Business Combination; and

(vi)	all applicable reporting requirements have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, our opinion may be adversely affected.

Our opinion is based upon the provisions of the Income Tax Act (Canada), as amended (the “ITA”) in force as of the date hereof, all specific proposals to amend the ITA that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), the Canada-United States Tax Convention (1980) (the “Treaty”), and our understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) made publicly available prior to the date hereof. Our opinion assumes the Proposed Amendments will be enacted in the form proposed, however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. The Canadian Tax Disclosure is not exhaustive of all possible Canadian federal income tax considerations with respect to the ownership and disposition of New SPAC Securities (as defined in the Registration Statement) and, except for the Proposed Amendments, does not take into account any changes in the law or administrative policy or assessing practice, whether by legislative, governmental or judicial action, nor does it take into account Canadian provincial, Canadian territorial or tax considerations outside Canada, which may differ significantly from those discussed herein.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material Canadian Tax Considerations,” to the extent that they set forth the material Canadian federal income tax consequences generally applicable to a Holder (as defined and limited in the Canadian Tax Disclosure) with respect to the ownership and disposition of New SPAC Securities, except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

Our opinion is rendered only to DCRD and is solely for DCRD’s use in connection with the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours truly,

Bennett Jones LLP